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Exhibit 99.1






                                          FOR IMMEDIATE RELEASE
CONTACT:
                                          Stephen D. Axelrod, CFA
Richard Reichgut, V.P. Marketing          Andria Pilo (Media)
AUTHENTIDATE, INC.                        WOLFE AXELROD WEINBERGER ASSOC. LLC
(212) 279-2275                            (212) 370-4500; (212) 370-4505 (Fax)
email: rreichgut@authentidate.com         email: steve@wolfeaxelrod.com

John Botti, Chairman, Pres, CEO
(518) 346-7799

                           AUTHENTIDATE HOLDING CORP.
                    ANNOUNCES COMPLETION OF PRIVATE FINANCING

                  -COMPANY RAISES $3.4 MILLION IN NET PROCEEDS-

SCHENECTADY, N. Y. - OCTOBER 25, 2002 -- AUTHENTIDATE HOLDING CORP. (AHC) (NASDAQ: ADAT) today announced the issuance of $3.7 million of convertible debentures in a private transaction to three institutional investors.

At a conversion rate of $2.50 the debentures are convertible into 1,480,000 shares of common stock. In addition, the Company issued 444,000 common stock warrants to the lenders that are exercisable at $2.50 per share. The debentures mature in 3 years and pay 7% interest per annum. Interest payments are to be paid quarterly in either stock or cash at the Company's option. The Company has the right to force conversion if the volume weighted average market price of the Company's stock is $3.75 or more for 15 consecutive trading days. The Company also has the option, but not the obligation, to issue another $2.5 million of debentures if the volume weighted average market price of the Company's common stock is $3.00 per share or more for 15 consecutive days over the next 12 months. The terms of the debenture include anti-dilution provisions in the event the Company was to sell securities under $2.50 per share and there are certain penalties that the Company would incur in the event of a default in the terms and conditions of the agreement.

The Company paid a finder's fee ($180,000) to a consultant plus 72,000 five year common stock warrants with a similar exercise price. Additionally, the Company will pay approximately $100,000 for legal, accounting and other expenses associated with this financing. The net cash received in this transaction is approximately $3.4 million.

The Company has agreed to file a registration statement to provide for the resale of the shares underlying the debentures and warrants within the next 30 days, and to obtain effectiveness from the SEC within 120 days. The Company will incur certain penalties in the event that these deadlines are not satisfied.

                                                                          -MORE-
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John Botti, Chairman and CEO, stated, "We are gratified to complete a financing with this group as we look forward to a long term business relationship together. At the time we signed the original term sheet, the Company's stock price was under $2.00 per share and the lenders agreed to a conversion price that was at a significant premium to the market at the signing of the term sheet. The funds are important in order to continue the uninterrupted development and marketing of the AuthentiDate technologies which include our subsidiary companies, AuthentiDate Inc., Trac Medical Solutions, Inc. and AuthentiDate International AG."

The transaction was intended to be exempt from the registration provisions of the securities Act of 1933 and to comply with Section 4(2) of the Securities Act and/or Regulation D. These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws.

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ABOUT AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP. (AHC) is the holding company of five business units:
DocSTAR, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocSTAR sells a complete line of document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate is establishing itself as the authority on "content security", a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered on systems integration projects, staff augmentation, out-tasking and outsourcing services, and resells computer related products. Trac Medical uses the AuthentiDate service to improve speed, accuracy and security in processing medical forms.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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